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PROXY                                                             EXHIBIT 99(a)




                                REVOCABLE PROXY
              CITIZENS OF HARDEMAN COUNTY FINANCIAL SERVICES, INC.
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                        SPECIAL MEETING OF SHAREHOLDERS
                              [DAY, MONTH & YEAR]
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      The undersigned hereby appoints Frank T. Bass and James Bellar with full powers of substitution, to act as proxies for the undersigned, to vote all shares of Common Stock of Citizens of Hardeman County Financial Services, Inc. ("Citizens") which the undersigned is entitled to vote at a Special Meeting of Shareholders ("Special Meeting"), to be held at the main office of The Whiteville Bank, 114 Main Street, Whiteville, Tennessee, on [day, month & year] at [time], local time, and at any and all adjournments thereof, as follows:

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
                                                                  FOR  AGAINST  ABSTAIN
1.       The approval of the Reorganization Agreement (the
         "Reorganization Agreement"), dated December 12, 1996,
         between Union Planters Corp. ("UPC"), Union Planters
         Community Bancorp, Inc. ("Community") and Citizens
         of Hardeman County Financial Services, Inc.
         ("Citizens"), including the Plan of Merger attached
         thereto as Exhibit 1, pursuant to which Citizens
         would be merged with and into Community (the "Merger")
         with Community surviving the Merger as a wholly-owned
         subsidiary of UPC.                                       [ ]    [ ]      [ ]
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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED OR
ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED FOR
THE PROPOSITION STATED.  IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL
MEETING, THIS PROXY WILL BE VOTED AS DETERMINED BY A MAJORITY OF THE BOARD OF
DIRECTORS.  AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER
BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

         The undersigned acknowledges receipt from Citizens prior to the execution of this proxy, of a notice of the Special Meeting and a Prospectus/Proxy Statement dated [prospectus date].


Dated:  ___________________


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
__________________________________         _________________________________
PRINT NAME OF SHAREHOLDER                  PRINT NAME OF SHAREHOLDER


__________________________________         _________________________________
SIGNATURE OF SHAREHOLDER                   SIGNATURE OF SHAREHOLDER
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Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.


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PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
POSTAGE-PREPAID ENVELOPE.
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